                                                                  February, 2000


                           PERSONAL SECURITIES TRADING
                             POLICIES AND PROCEDURES


For:     Alex. Brown Investment Management ("ABIM")
         Investment Company Capital Corp. ("ICC")

--------------------------------------------------------------------------------

I.  INTRODUCTION

         ABIM and ICC ("Asset Management") recognize the desirability of permitting Employees and members of their immediate families the opportunity to engage in normal investment practices for their personal accounts and accounts in which they have a beneficial interest. The legitimate investment objectives of Employees, however, must be balanced against the interests of clients as well as Asset Management's regulatory responsibilities.

         Asset Management's policies and procedures regarding personal securities trading have been developed in response to various securities laws and rules and regulations of self-regulatory agencies. These procedures include many of the recommendations made by a special advisory group formed by the Investment Company Institute to review practices and standards governing personal investing. These procedures have been submitted to the Board of Directors of the Flag Investors Family of mutual funds (the "Funds"), and shall serve as the Code of Ethics required in connection with Asset Management's services as investment advisor to the Funds.

           Each Employee is expected to adhere to these policies and procedures so as to avoid any actual or potential conflicts of interest, or situations in which an individual may be accused of having abused a position of trust and responsibility. Any questions regarding the application of these policies and procedures should be directed to your appropriate senior officer or the designated Asset Management compliance officer.


II.  DEFINITIONS

         Employee - For purposes of these policies and procedures, the term Employee will refer to all Employees of Asset Management and members of their immediate families.

         Immediate Family - Immediate Family shall include spouse, minor children, dependents and other relatives who share the same house and depend on the Employee for support.

         Employee Related Accounts - The term " Employee Related Account" shall mean any account held in the name of an Employee or in which the Employee has a Beneficial Interest. In addition, such accounts include accounts held in the name(s) of any member(s) of the Employee's Immediate Family as well as any account in which those persons have a Beneficial Interest.

         Beneficial Interest - An Employee or immediate family member shall be considered to have a beneficial interest in an account if he or she obtains benefits from the account substantially equivalent to whole or partial ownership. Employee and immediate family members are also deemed to have a beneficial interest in accounts in which they have the power, directly or indirectly, to make investment decisions. Examples include, but are not limited to, accounts for trusts, partnerships and corporations in which an Employee or immediate family member maintains an interest or derives a benefit.

         Discretionary Accounts - An Employee Related Account where full investment discretion has been granted to an investment manager, trustee or outside bank where neither the Employee nor a close relative participates in the investment decisions or is informed in advance of transactions in the account.


III.  POLICIES/PROCEDURES

         A.  Substantive Restrictions on Personal Investing

                  1.       Initial Public Offerings

                           Asset Management Employees are prohibited from acquiring shares of an issuer in an initial public offering.

                  2.       Private Securities Transactions

                           Asset Management Employees may engage in such transactions after having obtained the prior written approval of the appropriate senior officer of their respective business unit and Mutual Funds Compliance. Attached as Exhibit A is a copy of the general policy and the appropriate form for making such request. Among the factors in considering the request by a senior officer are: 1) whether the opportunity is being made available to the Employee due to the Employee's position within Asset Management; 2) whether the transaction would appear to conflict with clients' interests; and, 3) whether the security being offered is an appropriate investment to be made on behalf of clients.

                           Employees who received approval to engage in a private securities transaction must disclose that investment in the event they become involved in any subsequent consideration of the issuer as a potential investment for the Funds or other clients. In such circumstances, a final decision to invest on behalf of clients should be made after independent review by personnel with no personal interest in the issuer.

                  3.       Blackout Periods

                           a. Pending Trades - Employees are prohibited from executing a transaction in an Employee Related Account when Asset Management clients of their respective business unit have pending "buy" or "sell" orders in the same security. This prohibition will remain in effect until such orders are executed or withdrawn.

                           b. Fund Trades - Employees are prohibited from trading in a security for a period of at least seven calendar days before, and three calendar days after, any transaction by a Fund Account advised by that respective business unit of Asset Management in the same security. This blackout period would be inapplicable where 1) the market capitalization of the security exceeded $2 billion; and 2) trades of the respective business unit of Asset Management do not exceed 10% of the daily average trading volume for the prior 15 days.

                           c. Discretionary Accounts - The Blackout Periods described above do not apply to Discretionary Accounts.

                  4.       Outside Securities Accounts

                           a.       General

                                    Except in extraordinary circumstances, Asset
                                    Management prohibits the maintenance of
                                    Employee Related Accounts with
                                    broker/dealers outside of DBAB. The
                                    appropriate senior officer for their
                                    respective business units must approve any requests by Employees for such accounts. Attached as Exhibit B, is a copy of the general policy and the appropriate form for making such request. All such accounts are subject to prior approval and record keeping requirements as will be described below.

                           b.       Exceptions

                                    Asset Management has determined that the following outside accounts are exempt from the prior approval requirements:

                                    (i)      accounts maintained directly with
                                             an investment company in which
                                             shares of open-end investment
                                             companies only can be purchased;
                                             and

                                    (ii)     Discretionary Accounts.

                           c.       Transfer

                                    Outside accounts which are not exempt under
                                    Section 4.b. must be transferred to DBAB within forty-five (45) days of the Employee's hire date.

                  5.       Ban on Short-Term Trading Profits

                           In addition to the blackout periods noted above, and in the absence of appropriate extenuating circumstances, Asset Management Employees are prohibited from profiting in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 60 calendar days. Profits realized from trades within the proscribed period will be required to be forfeited to the appropriate Asset Management business unit. Under limited and appropriate circumstances, an Employee may request an exception to this restriction. Such requests may only be made to the appropriate senior officer of his or her respective business unit.

                  6.       Outside Business Affiliations, Employment or
                           Compensation

                           Asset Management Employees may not maintain outside affiliations (e.g. officer or director, governor, trustee, etc.) without the prior written approval of the appropriate senior officer of their respective business units. Attached as Exhibit C is a copy of the general policy and the appropriate form for making such request. Service on Boards of publicly traded companies should be limited to a small number of instances. However, such service may be undertaken based upon a determination that these activities are consistent with the interest of Asset Management and its clients. Employees serving as directors will not be permitted to participate in the process of making investment decisions on behalf of clients which involve the subject company.

                  7.       Gifts

                           Asset Management restricts the making or receiving of gifts and gratuities to ensure the highest standards of employee integrity and conduct, and to ensure compliance with rules of the various self-regulatory organizations. Asset Management Employees are expected to report and receive prior approval for any such gifts or gratuities, except for gifts of de minimis value. De minimis is defined as the annual receipt of gifts from the same source valued at $100 or less.

         B.       Procedures for Personal Investing

                  1.       Transaction Approval

                           All Asset Management Employees must receive prior approval of personal securities transactions in Employee Related Accounts. All prior approval requests must be made in writing to the appropriate person designated for such approvals. Approvals of transactions are good for the day they are given and must be reinstated the next day if not executed or withdrawn. Attached as Exhibit D is a copy of the Personal Securities Transaction Approval Form to be completed by Asset Management Employees. Only after receiving approval may the Asset Management Employees contact their registered representative to enter the order.

                           Requests for approval of trades by ABIM Employees (and the accompanying approval form) are to be directed to the Chief Executive Officer, or his designee, and a copy of the completed form will be maintained centrally at ABIM.

                           Requests for approval of trades by ICC Employees (and the accompanying approval form) are to be directed to Mutual Funds Compliance. After approval, ICC employees must receive approval from Corporate Compliance and forward the Corporate pre-clearance number to Mutual Funds Compliance. One copy of the completed form will be maintained with Mutual Funds Compliance.

                           Asset Management has determined that certain securities transactions are exempt from the prior approval requirements as follows:

                           o        Trading activity in Discretionary Accounts;
                           o Shares of open-end investment companies registered under the Investment Company Act of 1940;
                           o Shares purchased under an issuer sponsored dividend reinvestment program;
                           o Purchases and sales of securities issued or guaranteed by the U.S. government or its agencies and bank certificates of deposit;
                           o To the extent acquired from the issuer, purchases effected upon the exercise of rights issued pro rata to holders of a class of securities; and
                           o Securities purchased under an employer sponsored stock purchase plan or upon the exercise of employee stock options. Any sale of securities acquired pursuant to the exercise of employee stock options remains subject to the pre-clearance procedures.

                  2.       Records of Securities Transactions

                           a.       General

                                    Each Asset Management Employee is
                                    responsible for confirming that all Employee
                                    Related Accounts are set up in such a way that designated supervisory personnel receive records of securities transactions as follows:

                                    (i)      In the case of accounts maintained
                                             at DBAB, a report system (the Firm
                                             Insider Trade Report System) has
                                             been developed which will provide
                                             designated supervisory personnel a
                                             monthly summary report of
                                             securities transactions in Employee
                                             Related Accounts. At the time an
                                             account is approved, Employees must
                                             provide the account name and number
                                             to the person in their respective
                                             business unit responsible for
                                             maintaining the report system.

                                    (ii)     In the case of outside securities
                                             accounts, Asset Management must
                                             receive duplicate copies of
                                             confirmations and statements.
                                             Before engaging in any
                                             transactions, the Employee must
                                             confirm that: i) the account has
                                             been approved; and, ii) that firm
                                             has been instructed to provide
                                             duplicate confirmations and
                                             statements.

                           b.       Exemptions

                                    (i)      Accounts maintained directly with
                                             an investment company in which
                                             shares of open-end investment
                                             companies only can be purchased are
                                             exempt from the records
                                             requirements, provided that the
                                             requisite information regarding the
                                             account is disclosed in the
                                             Employee's Initial Holdings Report
                                             and Annual Holdings Report, as
                                             described in paragraph 4.a. below.

                                    (ii)     Discretionary Accounts are exempt
                                             from the records requirements,
                                             provided that the requisite
                                             information regarding the account
                                             is disclosed as described in
                                             paragraph 4.b. below.


                  3.       Post-Trade Monitoring

                           Asset Management supervisory personnel will conduct periodic reviews of the trading activities of Asset Management Employees to monitor compliance with these procedures so as to ensure that the interests of Asset Management and its clients are not compromised.


                  4.       Certification/Disclosure of Accounts and Holdings

                           a.       Employee Related Accounts

                                    All Asset Management Employees will, at time of hire and annually thereafter, be provided with a copy of these policies and procedures and will be requested to certify annually that they have read and understand them.

                                    (i)      Initial Holdings Report

                                             Within 10 days of the Employee's
                                             hire date, each Employee shall make
                                             an Initial Holdings Report in the
                                             form of Exhibit E.
                                    (ii)     Annual Holdings Report

                                             On an annual basis, each Employee
                                             shall make an Annual Holdings
                                             Report in the form of Exhibit E.
                                             The Annual Holdings Report shall
                                             contain information which is
                                             current as of a date which is no
                                             more than 30 days before the report
                                             is submitted.

                           b.       Discretionary Accounts

                                    Each Asset Management Employee with an
                                    outside Discretionary Account will, at the time of hire and annually thereafter, provide Mutual Funds Compliance with a certification from their investment manager, trustee or outside bank, as applicable, as to the discretionary status of the account. The certification form is attached as Exhibit F.


                           C.       Sanctions

                                    Persons violating the provisions of these Personal Trading Policies and Procedures may be subject to the following sanctions:

                                    1.       Upon the first violation within a
                                             one-year period, the Employee will
                                             be subject to a monetary penalty of
                                             $100, or such other penalty as may
                                             be determined in the discretion of
                                             the committee referenced in
                                             paragraph 3.

                                    2.       Upon the second violation within a
                                             one-year period, the Employee will
                                             be subject to a monetary penalty of
                                             $500, or such other penalty as may
                                             be determined in the discretion of
                                             the committee referenced in
                                             paragraph 3 (assuming that the
                                             first violation was brought to the
                                             Employee's attention).

                                    3.       Upon the third violation within a
                                             one-year period, the matter shall
                                             be reviewed by a committee
                                             consisting of the Head of the
                                             Business Unit, the Head of Legal
                                             and the Head of Compliance. The
                                             committee will determine
                                             appropriate sanctions, which may
                                             include (but are not limited to) a
                                             letter of censure, further monetary
                                             penalties, restrictions on the
                                             violator's personal securities
                                             transactions, unwinding of the
                                             transaction and disgorgement of
                                             profits and suspension or
                                             termination of employment.

                                    The proceeds of any monetary penalties
                                    recovered in connection with the sanctions described above shall be donated to the United Way.

                                                                       EXHIBIT A


                         PRIVATE SECURITIES TRANSACTIONS


         Private Securities Transactions are those which are not transacted through a brokerage firm and/or not reflected on records of accounts maintained at such brokerage firms. Asset Management Employees and members of their immediate family may not purchase or sell any security (except those exempt under these Personal Securities Policies and Procedures) in a private securities transaction unless the Employee has received the prior written approval of the senior officer of their respective business unit. Requests for approval must be made on the Request for Approval of Private Securities Transaction Form (a copy of which is provided with this Code).

         The definition of a private securities transaction should be construed broadly. Any questions regarding such transactions should be directed to the senior officer of the respective business unit.





   PLEASE SEE THE REQUEST FOR APPROVAL OF PRIVATE SECURITIES TRANSACTION FORM
                        BEGINNING ON THE FOLLOWING PAGE











                             REQUEST FOR APPROVAL OF
                         PRIVATE SECURITIES TRANSACTION

To:__________________________________________________(Branch/Department Manager)

The undersigned requests approval of the following securities transaction:

Issuer:


Is Issuer a publicly traded company?        Yes __________    No

Buy: __________     Sell: __________        Anticipated Date of Transaction:


Description of Securities:

Number of Shares/Units:___________________________________________ Cost/Proceeds

Name of person from whom I propose to purchase or to whom I propose to sell:


Is this person a client of the Firm?        Yes __________    No

If yes, what is nature of the client relationship between that person and the firm?


To your knowledge, is this investment being offered to others?   Yes ____ No

Are you providing any service or advice to this Issuer?          Yes ____ No

If yes, please describe the service or advice:






                                            (Name of Person Requesting Approval)


_________________
(Date)                                      (Signature)

 ................................................................................


                                IMPORTANT NOTICE
         IT IS THE FIRM'S POLICY THAT EMPLOYEES MAY NOT SOLICIT OR RECOMMEND TO ANY CLIENT OF THE FIRM THE PURCHASE OF ANY SECURITY UNLESS SUCH PURCHASE IS MADE THROUGH THE FIRM. MOREOVER, THE RECEIPT BY ANY EMPLOYEE OF A "FINDER'S FEE" OR OTHER COMPENSATION FROM A PERSON OR COMPANY UNRELATED TO THE FIRM FOR REFERRALS OF PROSPECTIVE INVESTORS IS PROHIBITED.

To:      Mutual Funds Compliance

         I have reviewed and approved this request for permission to engage in the private securities transaction described. In connection with this request, I have the following comments:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                                        ________________________________________
                                        (Name of Branch/Department Manager)

_____________________                   ________________________________________
(Date)                                  (Signature of Branch/Department Manager)


 ................................................................................





To: _______________________________________________ (Person Requesting Approval)

         Your request for permission to engage in the private securities transaction described on the front of this form has been approved. If any of the details of that transaction change, please advise Mutual Funds Compliance before the transaction is completed.




_____________________
(Date)                                               (Mutual Funds Compliance)

                                                                       EXHIBIT B



                           OUTSIDE SECURITIES ACCOUNTS


         It is the Firm's policy that all Employee Related Accounts be maintained at DBAB. Such accounts may be maintained at outside firms only in extraordinary circumstances. Any such requests for an outside securities account must be made in writing on a Request for Approval of an Outside Brokerage Account Form (a copy of which is provided with these procedures) and approved in advance by the appropriate senior officer of the respective business unit. Approval will be granted only if:

|X| The other firm offers products of services not available through DBAB; or, |X| Other extenuating needs or circumstances exist and are demonstrated.





PLEASE SEE THE REQUEST FOR APPROVAL OF OUTSIDE BROKERAGE ACCOUNT FORM BEGINNING
                              ON THE FOLLOWING PAGE

              REQUEST FOR APPROVAL OF AN OUTSIDE BROKERAGE ACCOUNT

To: ___________________________________   From: ________________________________
         Branch/Department Manager

The undersigned requests approval to maintain the outside brokerage account described below.

Name & Address _________________________________________________________________
of Broker Dealer _______________________________________________________________

Investment Representative for A/C: _____________________________________________

A/C #: _________________________________    A/C Title: _________________________

Reason for Request: ____________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

I understand that if my request is approved, I must:

         1) Comply with the Firm's procedures requiring prior approval by my supervisor of All transactions in this account; and

         2) Make the necessary arrangements for my supervisor to receive duplicate confirmations and monthly statements for this account.

____________________________________   _________________________________________
(Name of Person Requesting Approval)   (Signature of Person Requesting Approval)


 ................................................................................


To:      Mutual Funds Compliance                     Date: _____________________

         I have reviewed and approved this request for the above outside brokerage account.

___________________________________     ________________________________________
(Name of Branch/Department Manager)     (Signature of Branch/Department Manager)

                                                                       EXHIBIT C
                         OUTSIDE BUSINESS AFFILIATIONS,
                           EMPLOYMENT AND COMPENSATION

General Policy

         No Asset Management Employee may maintain outside affiliations (directorships, governorships or trusteeships) with business organizations, outside employment or receive compensation from any source, without the prior approval of the senior officer of their respective business unit. In addition, some instances may require approval by the New York Stock Exchange as well. Requests for approval must be made on the Outside Business Affiliation, Employment or Compensation Form (a copy of which is provided with these procedures). Termination of such affiliations must also be reported.

Service on Board of Eleemosynary Organizations

         Asset Management Employees are encouraged not only to provide monetary support to charitable and civic organizations in their communities, but also to be generous with their time and effort. Asset Management is justifiably proud that many Employees serve as officers, directors, trustees or fund-raisers for numerous eleemosynary organizations.

         From time to time, such organizations may need to procure, either directly or indirectly, brokerage or investment management services that DBAB provides, and the Employee associated with such an organization may expect either to provide those services on behalf of DBAB, or be compensated by DBAB as a result of the use of these services, or to be directed business by an unrelated service provider recommended by the Employee to that organization.

         For the benefit of the eleemosynary organization, DBAB and the Asset Management Employee associated with the eleemosynary organization, the following guidelines apply whenever DBAB is providing or is expected to provide services, directly or indirectly, to the organization with which the employee is associated:

         1.       The Employee must disclose his or her employment by DBAB; and,
         2. If the Employee expects to be compensated by DBAB in connection with or as a result of, the services provided by DBAB or an unrelated service provider recommended by the Employee, the Employee must disclose this fact; and,
         3. If the Employee is a member of the body which decides whether to employ DBAB, the Employee must abstain from participating in the selection of the service provider; and,
         4. All of the foregoing must be memorialized in writing to the appropriate officer of the board of the eleemosynary organization or in the minutes of the applicable meeting(s) of the governing body at which the selection of the service provider is made.

     PLEASE SEE THE APPROVAL OF OUTSIDE BUSINESS AFFILIATION, EMPLOYMENT OR
                    COMPENSATION FORM ON THE FOLLOWING PAGE

            OUTSIDE BUSINESS AFFILIATION, EMPLOYMENT OR COMPENSATION

FIRM POLICY

         No Employee may maintain any outside affiliations (e.g. officer or director, governor, or trustee etc.) with any business organization, outside employment, or receive compensation from any source without prior approval of the individual's Branch/Department Manager and Mutual Funds Compliance.

         Outside affiliation relationships with non-business organizations (e.g. church, civic organization, etc.) do not require prior approval unless the Employee wants to establish and handle an account for the organization. Generally, Employee's may not serve as trustee for any such accounts while they also serve as IR.

         Please provide the information requested below, sign on the back, and submit the form to you Branch/Department Manager for approval. You will be informed if approval is granted.

1.       Employee Name: ________________________________________________________

2.       Organization with which you wish to become affiliated, or organization
         or person by whom         you wish to be employed or compensated:

         a.       Name: ________________________________________________________

         b.       Address: _____________________________________________________

         c.       Nature of Business: __________________________________________

         d.       Does the organization have publicly traded securities? _______

         e.       If so, where are they traded? ________________________________

         f.       Does the organization have a brokerage account at the Firm? __

         g.       If so, what is the account number and who is the IR? _________

3. State the nature of your proposed affiliation or employment, or the nature of the services for which you will be compensated, and briefly describe your duties: _________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________

4. On what date will your proposed affiliation, employment or compensation begin? ________________________________________

5.       a. Will you be compensated? ___________________________________________
         b. If so, how much? ___________________________________________________

6. State the nature and extent of your financial interest, if any, in the organization: _________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________

7. State the amount of time you will devote to the organization's business and indicate whether you will devote any time to the organization's business during normal working hours:

8. State the reasons why you have been asked to become affiliated with the organization (social contact, knowledge of the industry, etc.)__________________________________________
         _______________________________________________________________________
         _______________________________________________________________________

 ................................................................................

To: ________________________________________________ (Branch/Department Manager)

         The undersigned requests approval of the outside business affiliation, employment or compensation described on the reverse side of this request.

                                       _________________________________________
                                       (Name of Person Requesting Approval)

____________________                   _________________________________________
(Date)                                 (Signature of Person Requesting Approval)
 ................................................................................

To:      Mutual Funds Compliance

         I have reviewed and approved this request for the outside business affiliation, employment or compensation described on the reverse side of this request. In connection with this request, I have the following comments:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________



                                         _______________________________________
                                        (Name of Branch/Department Manager)

____________________                    ________________________________________
(Date)                                  (Signature of Branch/Department Manager)
 ................................................................................


To: ___________________________________ (Person Requesting Approval)

         The outside business affiliation, employment or compensation described on the reverse side of this request has been approved. Please advise your Manager and the Legal/Compliance Department in writing if any of the information on the reverse side of this request changes materially.

___________________                      _______________________________________
(Date)                                   (Mutual Funds Compliance)

                                                                       EXHIBIT D

                     ICC EMPLOYEE TRANSACTION APPROVAL FORM

--------------------------------------------------------------------------------

              EMPLOYEE NAME

--------------------------------------------------------------------------------

            NAME OF SECURITY

--------------------------------------------------------------------------------

        BUY or SELL/ # OF SHARES

--------------------------------------------------------------------------------

               TRADE DATE

--------------------------------------------------------------------------------

                ACCOUNT #

--------------------------------------------------------------------------------

           BROKER / BROKERAGE

--------------------------------------------------------------------------------


Are you aware of any fund trades of the securities named above in the past 3 days or of the intention of any fund manager to trade the securities named above
within the next 7 days?     o YES o NO

If the transaction described above is a purchase, does it involve the
acquisition of shares of an issuer in an initial public offering?     o YES o NO
(Purchases of shares of an issuer in an initial public offering are prohibited.)

If the transaction described above is a transaction for profit, have you held
your position in the securities for more than 60 days?     o YES o NO
(If transaction is for profit, position must be held a minimum of sixty (60) days prior to sale.)

                                        Approval _______________________________

Corporate Compliance 212-469-8787       Corporate Pre-Clearance #_______________


--------------------------------------------------------------------------------

                       FOR COMPLIANCE DEPARTMENT USE ONLY

-Market cap:  ____ over $2 billion   ____ under $2 billion
-Fund trades do not exceed 10% of Issuer's average daily trading volume for last
 15 days: ____ yes   ____ no
-Blackout period applies:  ____ yes  ____ no

                                                                  _____ Initials

                                                                       EXHIBIT E

                        ALEX. BROWN INVESTMENT MANAGEMENT
                        INVESTMENT COMPANY CAPITAL CORP.

                         INITIAL/ANNUAL HOLDINGS REPORT


NAME:    ________________________

DATE:

I hereby certify that I have read, understand and have complied with the memorandum entitled: Personal Securities Trading Policies and Procedures. Furthermore, I am providing/confirming below certain additional information.

               IF MORE SPACE IS NEEDED, ATTACH AN ADDITIONAL FORM

1. Provided below is a description of all Employee Related Accounts (including open-end investment company accounts), as described in these procedures, which I maintain or in which I have a beneficial interest.

    PLEASE ATTACH A COPY OF THE MOST RECENT STATEMENT FOR ALL ACCOUNTS LISTED

         ACCOUNT NAME      ACCOUNT NUMBER          BROKER/DEALER OR BANK
         ------------      --------------           AT WHICH MAINTAINED
                                                   ---------------------

         ____________      ______________          _____________________
         ____________      ______________          _____________________
         ____________      ______________          _____________________
         ____________      ______________          _____________________
         ____________      ______________          _____________________

2. Provided below is a description of securities in which I have any direct or indirect beneficial interest.


         NAME OF                        CLASS                SHARE/               PRINCIPAL AMOUNT
         ISSUER                     OF SECURITIES             UNIT               (IF DEBT SECURITY)
         ------                     -------------            AMOUNT              ------------------
                                                             ------

        ___________________    ______________________     ________________      ___________________
        ___________________    ______________________     ________________      ___________________
        ___________________    ______________________     ________________      ___________________
        ___________________    ______________________     ________________      ___________________
        ___________________    ______________________     ________________      ___________________
        ___________________    ______________________     ________________      ___________________
        ___________________    ______________________     ________________      ___________________


3. I have engaged in the following private securities transactions during the calendar year.

         NAME OF ISSUER    DATE OF TRANSACTION       NATURE OF INVESTMENT
         --------------    -------------------       --------------------

         ______________    ___________________       ___________________________
         ______________    ___________________       ___________________________
         ______________    ___________________       ___________________________
         ______________    ___________________       ___________________________
         ______________    ___________________       ___________________________
         ______________    ___________________       ___________________________

         ______________
         (Date)                                      (Signature)


--------------------------------------------------------------------------------


                       FOR COMPLIANCE DEPARTMENT USE ONLY

Reviewed by:

Name: ________________________________
Signature: ___________________________

                                                                       EXHIBIT F

                    DISCRETIONARY ACCOUNT CERTIFICATION FORM



         I, ____________________ hereby certify that I am a representative of the investment manager, trustee or outside bank at which the account described below is maintained:



ACCOUNT NAME:              ___________________________________________

ACCOUNT NUMBER:            ___________________________________________

FIRM AT WHICH
MAINTAINED:                ___________________________________________

BENEFICIARY(IES):          ___________________________________________



         I further certify that neither the Beneficiary named above nor any close relative of the Beneficiary exercises investment discretion over the account, participates in investment decisions with respect to the account or is informed in advance of transactions in the account.


__________________________________
(Signature)


__________________________________
(Name)


__________________________________
(Title)